ANNUITIES











                                  ING Architect

                          VARIABLE ANNUITY APPLICATION




















  Countrywide except CA, IL, MD, MA, MN, ND, TX and WA

  Issued by ING USA Annuity and Life Insurance Company.
  Distributed by Directed Services, Inc., member NASD.

                                                                ING [Logo]
                                                    YOUR FUTURE. MADE EASIER.SM

________________________________________________________________________________
IMPORTANT INFORMATION AND REMINDERS

PAGE 1
The Name, Trust Date (if applicable), Address, Birth Date, Social Security Number/Tax Identification Number, and Country of Citizenship is provided for each individual/entity named.

PAGE 2
The Primary or Contingent status for each named Beneficiary is entered in section 3(A). Each Beneficiary is named individually. If there are any trust designations, the trust name and the trust date are included. Designated Beneficiary percentages are clearly entered and total 100% for all Primary Beneficiaries and 100% for all Contingent Beneficiaries. If a separate sheet containing additional Beneficiary information is needed, that sheet is signed and dated by the owner. If the ING Joint LifePay Living Benefit option is selected on a custodially owned contract, the Custodial Beneficiary information is entered in section 3(B).

PAGE 3
If a transfer is required, the approximate transfer amount is entered in section
4. If there are multiple transfers, each approximate transfer amount is entered separately. The initial premium meets the selected product's minimum requirements. Select one product, death benefit and optional living benefit rider. Enhanced Death Benefits cannot be selected with Joint Owners.

PAGE 4
If Telephone/Electronic Transmission Reallocation Authorization is selected, the owner has initialed where required to authorize the agent. The name and Social Security Number for each additional person is entered in section 6. The plan type for this new annuity (i.e. Non-Qualified, IRA, Simple IRA, or 403(b)) is indicated in section 7, and any applicable conversion/establishment dates are provided. If a replacement is involved, the appropriate transfer and state replacement forms are completed and submitted with this application.

PAGE 5
Use section 9A only if you have not elected one of the Living Benefit options. All allocations (fixed and variable) total 100% of the initial investment amount.

To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the "DCA Allocation % (Optional)" columns. Both allocations must total 100%.

PAGE 6
Use section 9B only if you have elected one of the Living Benefit options. Please note, contracts that elect one of the Living Benefit options must comply with the fund allocation requirements as described on Page 6 of this application (see Options 1-3) and in your prospectus. These requirements apply to both initial and DCA allocations. Please see the next page for examples. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received. After contract issue, ING may periodically rebalance the contract value to remain in compliance with the Living Benefit allocation requirements. Please see your prospectus for additional information. To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the "DCA Allocation % (Optional)" columns. Both allocations must total 100%.

PAGE 7
Provide any additional remarks in section 11 (e.g. additional beneficiaries).

PAGE 8
The owner has signed and dated section 13, including the City and State where this application was signed. If this is different from the owner's resident state, an explanation is provided at the top of page 1 and a "Nexis Information Worksheet" is submitted with this application. If this form is signed by a Power of Attorney, Legal Guardian, etc, a copy of the appropriate supporting documentation is provided confirming the signer's ability to act on behalf of the owner.

PAGE 9
The name, Social Security Number, phone number, broker/dealer branch, and signature for each agent is provided. If more than one agent is listed, the agent commission split is entered and totals 100%. The following are NAIC states: AL, AZ, AR, CO, HI. IA, KY, LA, MD, MS, MT, NC, NH, NJ, NM, OR, RI, UT, VT and WV.
________________________________________________________________________________
MAILING INSTRUCTIONS:

Send completed and signed documents to:

For Regular Mail: ING ANNUITIES           For Overnight Delivery: ING ANNUITIES
                  Attn: New Business                          Attn: New Business
                        P.O. Box 9271                          909 Locust Street
                        Des Moines, IA 50306-9271      Des Moines, IA 50309-2899

 To contact our Licensing Department please call: 800-235-5965
 To contact our Client Services Department please call: 800-366-0066 To contact our Sales Desk please call:

     INDEPENDENT DIVISION                       NYSE/REGIONAL DIVISION
         800-344-6860                                800-243-3706

________________________________________________________________________________

________________________________________________________________________________
EXAMPLES OF ING LIVING BENEFIT FUND ALLOCATIONS
If you elect one of the Living Benefit options, there are allocation guidelines that must be followed.

OPTION 1: You may allocate entirely among Accepted Funds without restriction.

OPTION 2: You may elect not to allocate any account value to Accepted Funds and allocate entirely among the Living Benefit Fixed Allocation Fund and Other Funds. However, at least 20% of the account value must be invested in the Living Benefit Fixed Allocation Fund.

OPTION 3: You may allocate among a combination of Accepted Funds, the Living Benefit Fixed Allocation Fund, and Other Funds. However, at least 20% of the account value not invested in Accepted Funds must be invested in the Living Benefit Fixed Allocation Fund.

OPTION 1 - If you allocate entirely among Accepted Funds.

o $100,000 Total Investment                           Accepted Funds__
o 100% ($100,000) in Accepted Funds    $100,000.00    Living Benefit Fixed
                                           100%       Allocation Fund__
                                                      Other Funds__

OPTION 2 - If you elect not to allocate any account value to Accepted Funds and allocate entirely among the Living Benefit Fixed Allocation Fund and Other Funds (20% of your total investment must be in the 20% Accepted Funds Living Benefit Fixed Allocation Fund). Living Benefit Fixed Allocation Fund

o $100,000 Total Investment                      $80,000.00         Other Funds
o 20% ($20,000) in Living Benefi t Fixed Allocation Fund                    80%
o 80% ($80,000) in Other Funds

OPTION 3 - If you allocate among a combination of                     $10,000.00
Accepted Funds, the Living Benefit Fixed Allocation Fund,                   10%
and Other Funds (20% of the money not in Accepted
Funds must be in the Living Benefit Fixed Allocation             Accepted Funds
Fund).                                                              $50,000.00
             $40,000.00       50%    Living Benefit Fixed Allocation Fund
o $100,000 Total Investment                                         40%
o 50% ($50,000) in Accepted Funds                                   Other Funds
o 10% ($10,000) in Living Benefi t Fixed Allocation Fund
o 40% ($40,000) in Other Funds
o Living Benefit Fixed Allocation Fund is 20% of the account value not invested in Accepted Funds

Here are some common allocation percentage combinations you might want to use:

 ACCEPTED   FIXED ALLOCATION FUND  OTHER  ACCEPTED FIXED ALLOCATION FUND  OTHER
     0%              20%            80%      55%               9%           36%
     5%              19%            76%      60%               8%           32%
    10%              18%            72%      65%               7%           28%
    15%              17%            68%      70%               6%           24%
    20%              16%            64%      75%               5%           20%
    25%              15%            60%      80%               4%           16%
    30%              14%            56%      85%               3%           12%
    35%              13%            52%      90%               2%            8%
    40%              12%            48%      95%               1%            4%
    45%              11%            44%      100%              0%            0%
    50%              10%            40%

________________________________________________________________________________
IMPORTANT INFORMATION ABOUT THE ING JOINT LIFEPAY LIVING BENEFIT RIDER
There are certain issue requirements that must be met to successfully elect the ING Joint LifePay Living Benefit rider. Applications that do not comply with these issue requirements will be deemed not in good order, and the contract will not be issued.

The ING Joint LifePay Living Benefit rider CAN ONLY BE ISSUED IF THERE ARE TWO INDIVIDUALS WHO ARE MARRIED AT THE TIME OF ISSUE (a "spouse" or "the spouses") and meet the Ownership, Annuitant and Beneficiary issue requirements listed in the table below. ING will comply with the then current definition of "marriage" under federal tax law and regulations and federal tax publications issued by the Internal Revenue Service ( the "IRS"). As of August 7, 2006, the IRS has interpreted "marriage" to mean a legal union between a man and a woman as husband and wife. Please consult your financial advisor to determine whether you meet the requirements.

               ING JOINT LIFEPAY LIVING BENEFIT ISSUE REQUIREMENTS
Type of Plan  Owner(1) Ownership Requirements  Annuitant(s) Primary Beneficiary
                                                Requirements  Requirements

Non-Qualified Joint owners The two Owners must be the  Must be a spouse   None
                               two spouses

Single owner  The Owner must be a spouse       Must be a spouse    Sole primary
                                                            beneficiary must be
                                                                 Owner's spouse

Qualified-IRA Single owner(2) The Owner must be a spouse  Must be Owner    Sole
                                                                         primary
                                                             beneficiary must be
                                                               Owner's spouse(3)

(1) Non-natural owners are not allowed. Neither joint owners nor non-natural owners are allowed under qualifi ed plans. (2) Includes custodial accounts. The benefi cial owner of the custodial account must be one of the spouses. (3) If a custodial account, this requirement applies to the benefi ciary information on record with the custodian.

Changes in Ownership, Annuitant and/or Beneficiary designations, and changes in marital status may affect the terms and conditions of the ING Joint LifePay Living Benefit option. Please refer to your prospectus for complete details to determine if this living benefit option is consistent with your needs and objectives in purchasing an annuity contract.

If you decide to elect the ING Joint LifePay Living Benefit option, please be sure to provide Names, Birth Dates and Social Security Numbers wherever requested on the application. Please follow the instructions listed on the "Important Information and Reminders" page at the beginning of this document.

                                                             ANNUITIES

                                                             ING [Logo]

ING GOLDENSELECT
DEFERRED VARIABLE ANNUITY APPLICATION
ING USA Annuity and Life Insurance Company (the "Company") A member of the ING family of companies PO Box 9271 Des Moines, IA 50306-9271
Phone: (800) 366-0066
Overnight Delivery: ING Annuities 909 Locust Street Des Moines, IA 50309-2899
________________________________________________________________________________
FOR AGENT USE ONLY: Client's Account Number: ___________________ If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. ____________________________________________________________________

--------------------------------------------------------------------------------
________________________________________________________________________________
1(A). OWNER (Please provide supporting documentation for all non-natural owners.)

Name                                       Trust Date
     ---------------------------------------------------------------------------
SSN/TIN                                     Birth Date                  Male
        -----------------------------------------------------------------------
Female Permanent Street Address
                                ------------------------------------------------
 City                             State                             ZIP
      --------------------------------------------    --------------------------
  Phone #                    Email Address
-         ---------------------------------------------------------------------


Country of Citizenship
                       ---------------------------------------------------------

1(B). JOINT OWNER (Standard Death Benefit option only.)

Relationship to Owner
                     -----------------------------------------------------------

Name                                         Trust Date
     ---------------------------------------------------------------------------
SSN/TIN                                      Birth Date               Male
        ------------------------------------------------------------------------
Female Permanent Street Address
                                ------------------------------------------------
 City                              State                             ZIP
      --------------------------------------------    --------------------------
  Phone #                     Email Address
-         ----------------------------------------------------------------------


Country of Citizenship
                       ---------------------------------------------------------

2(A). ANNUITANT (If other than owner.)

Name                             Relationship to Owner
     --------------------------------------------------------------------------
SSN                               Birth Date                               Male
    ---------------------------------------------------------------------------
Female Permanent Street Address
                                ------------------------------------------------
 City                                State                             ZIP
      --------------------------------------------    --------------------------


Country of Citizenship
                       --------------------------------------------------------

2(B). CONTINGENT ANNUITANT (Optional.)

Name                          Relationship to Owner
     ---------------------------------------------------------------------------
SSN                           Birth Date                              Male
    ----------------------------------------------------------------------------
Female Permanent Street Address
                                ------------------------------------------------
 City                         State                                 ZIP
      --------------------------------------------    --------------------------

Country of Citizenship
                      ---------------------------------------------------------

138187                        Page 1 of 9                        Order # 138311
09/12/2006

________________________________________________________________________________
3(A). BENEFICIARY(S) (All fields for each Beneficiary must be completed. Complete Section 3B for custodially owned contracts.)

Restricted Beneficiary. (If selected, complete a "Restricted Beneficiary" form and submit with this application.) BENEFICIARY PROCEEDS WILL BE SPLIT EQUALLY IF NO PERCENTAGES ARE PROVIDED.

Primary Beneficiary

Name                        Birth Date                       Percent
     --------------------------------------------------------        -----------
%

SSN/TIN                     Relationship to Owner
        ------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

    Primary             Contingent Beneficiary

Name                       Birth Date                        Percent
     ------------------------------------------------------        -------------
%

SSN/TIN                    Relationship to Owner
        ------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

    Primary             Contingent Beneficiary

Name                       Birth Date                        Percent
     ----------------------------------------------------        ---------------
%

SSN/TIN                   Relationship to Owner
        ------------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

PLEASE USE THE SPACE IN SECTION 11 IF YOU NEED TO LIST ADDITIONAL BENEFICIARIES.
________________________________________________________________________________
3(B). CUSTODIAL BENEFICIARY (Required if Joint LifePay is selected on a custodially owned contract. This sole beneficiary must be the spouse of the annuitant. All fields must be completed.)

 Name                  Birth Date                       Percent          100
      --------------------------------------------------        ----------------
 %

 SSN/TIN              Is this sole beneficiary the spouse of the annuitant?
  Yes    -------------  No
Address
        ------------------------------------------------------------------------

SAMPLE BENEFICIARY DESIGNATIONS
Be sure to use given names such as "Mary M. Doe", not "Mrs. John Doe", and include the address and relationship of the beneficiary or beneficiaries to the owner. The following designations may be helpful to you:


                                Relationship
                                    to
                                         Name     Owner   Birth Date     SSN/TIN
Percent One Primary Beneficiary     Mary M. Doe   Sister  03/31/1950 123-45-6789
100% Two Primary Beneficiaries       Jane J. Doe  Mother  04/01/1940 ###-##-####
50%
                              John J. Doe    Father 05/01/1935 ###-##-####  50%
One Primary Beneficiary       Jane J. Doe    Wife  11/30/1921  ###-##-#### 100%
One Contingent                John J. Doe     Son  06/18/1951  ###-##-####
100% Estate                   Estate of John Doe Estate  N/A         67-981239
100% Trust                      ABC Trust
                          Dtd 1/1/85    Trust   N/A      44-234567         100%

Testamentary Trust(1)             Trust created by the
(Trust established within the   Last Will and Testament    Testamentary Trust
         N/A            38-078602            100%
owner's will)                         of John Doe

(1)If the Trust is terminated or if no trustee is qualified to receive the proceeds within six months of the insured's death, then the proceeds go to the Owner or Owner's Estate.

138187                     Page 2 of 9                           Order # 138311
09/12/2006

________________________________________________________________________________
  4. INITIAL INVESTMENT

Please make all checks payable to ING USA Annuity and Life Insurance Company.

    Initial Premium Paid $
                           ---------------------------------------------------

    Estimated amount of Transfer/1035 Exchange $
                                                 -----------------------------
________________________________________________________________________________
5. PRODUCT SELECTION (Must select one.) ING Architect

Surrender Charge Option (Standard Surrender Charge Period is 7 Years.)
   4-Year Surrender Charge Period

Optional Premium Bonus
   ING Premium Credit Rider
(4% Bonus on the Standard 7-Year Surrender Charge Period and 2% Bonus on the Optional 4-Year Surrender Charge Period.) Death Benefit Option (Select One. If a death benefit is not chosen, the death benefit will be the Standard Death Benefit.)

Standard Death Benefit (This is the only death benefit option available to Joint Owners.)

     Annual Ratchet Death Benefit (Available in OR.)
     Quarterly Ratchet Death Benefit (Not Available in
                                      ---
     OR.) MAX 7 Death Benefit (Available in OR.)

     MAX 7 % Solution Death Benefit  (Not Available in OR.)
                                      ---
________________________________________________________________________________

Optional Living Benefit (May select one.)

Funds must be allocated per the Living Benefit requirements detailed on page
6. Read your prospectus carefully regarding details about the Living Benefit options. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received.

Minimum Guaranteed Income  Benefit (MGIB)

ING LifePay Minimum Guaranteed Withdrawal Benefit ("LifePay")

ING Joint LifePay Minimum Guaranteed Withdrawal Benefit ("Joint LifePay") (Not Available in OR.)

THERE ARE SPECIFIC OWNERSHIP AND BENEFICIARY REQUIREMENTS FOR ELECTION OF THE JOINT LIFEPAY BENEFIT OPTION.

138187                     Page 3 of 9                          Order # 138311
09/12/2006

________________________________________________________________________________
6. TELEPHONE/ELECTRONIC TRANSMISSION AUTHORIZATION

I authorize ING USA Annuity and Life Insurance Company to act upon instructions given by electronic means or voice command from the agent that signs in section 14 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.

To authorize an individual (including an agent), owner must initial:
_____________________ Provide the name and Social Security Number of other authorized individuals below:

Name                                                   SSN/TIN
     -------------------------------------------------------------------------

Name                                                   SSN/TIN
     -------------------------------------------------------------------------

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability, or expense in connection with instructions received by electronic means or voice command from such person if the Company or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. The Company will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions.

Note: If a Social Security Number/Tax ID Number is not provided, the proposed individual will not be authorized for certain transactions.

________________________________________________________________________________
7. PLAN TYPE

    Non-Qualified              1035 Exchange

Qualified

     IRA                       IRA Transfer    IRA Rollover from Qualified Plan
                               (e.g. Trustee to Trustee transfer)

    SEP-IRA                    403(b)

   Qualified Other
                   -----------------------------------------------------------


Indicate contribution amount and appropriate tax year
                                                      --------------------------

Roth IRA. If transfer, provide original conversion /establishment date and amount ---------------------

________________________________________________________________________________
8. REPLACEMENT

Do you currently have any existing individual life insurance policies or
annuity contracts?      Yes        No

Will this contract replace any life insurance policy or annuity contract in
this or any other company?      Yes        No

If "Yes", please identify each policy or contract and the issuing company.

Company                                Policy/Contract #
        ------------------------------------------------------------------------

Company                                Policy/Contract #
        ------------------------------------------------------------------------

Company                                Policy/Contract #
        ------------------------------------------------------------------------

Company                                Policy/Contract #
        ------------------------------------------------------------------------






If either or both of the questions in this section are answered "Yes", please complete and return with this form a copy of any state replacement form(s), as applicable.

138187                      Page 4 of 9                          Order # 138311
09/12/2006

________________________________________________________________________________
9A. ALLOCATION SELECTION - USE ONLY FOR STANDARD ALLOCATION (NO LIVING BENEFIT SELECTED) Complete page 6, Section 9B if you have elected a Living Benefit Option.

TO ELECT AN OPTIONAL DCA TRANSFER PROGRAM, ALLOCATE MONEY TO EITHER ING LIQUID ASSETS OR 6-MONTH DCA, AND INDICATE THE FUNDS THE DCA IS TO GO TO BY WRITING PERCENTAGES IN THE "DCA (OPTIONAL)" COLUMNS. ENTER ALLOCATIONS IN WHOLE PERCENTAGES. THE INITIAL AND DCA ALLOCATIONS MUST EACH TOTAL 100%.

                           VARIABLE INVESTMENTS(1)

Initial                                                DCA          Initial  DCA
Allocation %                                        Allocation %  Allocation %
Allocation %
(Required)                                       (Optional) (Required)(Optional)

______% Fidelity(R) VIP Contrafund(1)                  ______%
______% Fidelity(R) VIP Equity-Income(1)               ______%
______% ING AllianceBernstein Mid Cap Growth(1)        ______%
______% ING American Funds Growth(1)                   ______%
______% ING American Funds Growth-Income(1)            ______%
______% ING American Funds International(1)            ______%
______% ING Baron Small Cap Growth(1)                  ______%
______% ING Capital Guardian U.S. Equities(1)          ______%
______% ING Columbia Small Cap Value II(1)             ______%
______% ING Davis Venture Value(1)                     ______%
______% ING EquitiesPlus(1)                            ______%
______% ING Evergreen Health Sciences(1)               ______%
______% ING Evergreen Omega(1)                         ______%
______% ING FMR (SM) Diversifi ed Mid Cap(1)           ______%
______% ING FMR (SM) Earnings Growth(1)                ______%
______% ING FMR(SM) Mid Cap Growth(1)                  ______%
______% ING Franklin Income(1)                         ______%
______% ING Global Real Estate(1)                      ______%
______% ING Global Resources(1)                        ______%
______% ING Global Technology(1)                       ______%
______% ING Janus Contrarian(1)                        ______%
______% ING JPMorgan Emerging Markets Equity1          ______%      %
______% ING JPMorgan International(1)                  ______%
______% ING JPMorgan Small Cap Equity(1)               ______%
______% ING JPMorgan Value Opportunities(1)            ______%
______% ING Julius Baer Foreign(1)                     ______%
______% ING Legg Mason Aggressive Growth(1)            ______%
______% ING Legg Mason All Cap(1)                      ______%
______% ING Legg Mason Value(1)                        ______%
______% ING LIQUID ASSETS(1,2)                         ______%
______% ING Lord Abbett Affi liated(1)                 ______%
______% ING MarketPro(1)                               ______%
______% ING Marsico Growth(1)                          ______%
______% ING Marsico International Opportunities1       ______%
______% ING Mercury Large Cap Growth(1)                ______%
______% ING Mercury Large Cap Value(1)                 ______%
______%  ING MFS Total Return(1)                       ______%
______%  ING MFS Utilities(1)                          ______%
______%  ING Neuberger Berman Partners(1)              ______%
______%  ING Neuberger Berman Regency(1)               ______%
______%  ING Oppenheimer Global(1)                     ______%
______%  ING Oppenheimer Main Street(1)                ______%
______%  ING PIMCO Core Bond(1,2)                      ______%
______%  ING PIMCO High Yield(1)                       ______%
______%  ING Pioneer Fund(1)                           ______%
______%  ING Pioneer Mid Cap Value(1)                  ______%
______%  ING T. Rowe Price Capital Appreciation(1)     ______%
______%  ING T. Rowe Price Equity Income(1)            ______%
______%  ING Templeton Foreign Equity(1)               ______%
______%  ING Templeton Global Growth(1)                ______%
______%  ING Thornburg Value(1)                        ______%
______%  ING UBS U.S. Large Cap Equity(1)              ______%
______%  ING UBS U.S. Small Cap Growth(1)              ______%
______%  ING Van Kampen Comstock(1)                    ______%
______%  ING Van Kampen Equity Growth(1)               ______%
______%  ING Van Kampen Global Franchise(1)            ______%
______%  ING Van Kampen Growth and Income(1)           ______%
______%  ING Van Kampen Real Estate(1)                 ______
______%  ING VP Financial Services(1)                  ______%
______%  ING VP Index Plus International Equity(1)     ______%
______%  ING VP Index Plus LargeCap(1)                 ______%
______%  ING VP Index Plus MidCap(1)                   ______%
______%  ING VP Index Plus SmallCap(1)                 ______%
______%  ING VP Intermediate Bond(1)                   ______%
______%  ING VP SmallCap Opportunities(1)              ______%
______%  ING Wells Fargo Mid Cap Disciplined(1)        ______%
______%  ING Wells Fargo Small Cap Disciplined(1)      ______%
______%  Mutual Shares Securities(1)                   ______%
______%  ProFund VP Bull(1)                            ______%
 ______%  PROFUND VP RISING RATES OPPORTUNITY1,2       ______%
______%  ProFund VP Small-Cap(1)                       ______%

                         ING LIFESTYLE PORTFOLIOS(1)
______%  ING Lifestyle Aggressive Growth Portfolio       _____%
______%  ING Lifestyle Growth Portfolio                  _____%
______%  ING Lifestyle Moderate Growth Portfolio         _____%
______%  ING Lifestyle Moderate Portfolio                _____%

                            FIXED INVESTMENTS(2,)(3)
Enter the allocation percentage and the fixed interest period.
 Check availability prior to selection.

  ______% 6  Month DCA                      ______%  ________ Year Fixed
  ______%  ________ Year Fixed              ______%  ________ Year Fixed
  ______%  ________ Year Fixed              ______%  ________ Year Fixed

 _________100 % ALLOCATION TOTAL (Initial and DCA (if elected) allocations must each total 100%.)

1 The available share class is subject to distribution and/or service (12b-1)
  fees.
2 Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
3 The minimum DCA Allocation amount is $250.00.
--------------------------------------------------------------------------------
138187                       Page 5 of 9                        Order # 138311
09/12/2006

________________________________________________________________________________
9B. ALLOCATION SELECTION - USE IF YOU HAVE ELECTED A LIVING BENEFIT OPTION Complete page 5, Section 9A if you did not elect a Living Benefit Option.

ENTER ALLOCATIONS IN WHOLE PERCENTAGES ACCORDING TO THE FOLLOWING OPTIONS. DCA ALLOCATIONS ALSO MUST FOLLOW THE OPTION LIMITATIONS. TO ELECT AN OPTIONAL DCA TRANSFER PROGRAM, ALLOCATE MONEY TO EITHER ING LIQUID ASSETS OR 6-MONTH DCA, AND INDICATE THE FUNDS THE DCA IS TO GO TO BY WRITING PERCENTAGES IN THE "DCA (OPTIONAL)" COLUMNS. THE INITIAL AND DCA ALLOCATIONS MUST EACH TOTAL 100%.

Option 1 - You may allocate entirely among Accepted Funds without restriction.

Option 2 - You may elect not to allocate any account value to Accepted
           Funds and allocate entirely among the Living Benefit Fixed Allocation Fund and Other Funds. However, at least 20% of the account value must be invested in the Living Benefit Fixed Allocation Fund.

Option 3 - You may allocate among a combination of Accepted Funds, the
           Living Benefit Fixed Allocation Fund, and Other Funds. However, at least 20% of the account value not invested in Accepted Funds must be invested in the Living Benefit Fixed Allocation Fund.

ACCEPTED FUNDS

Initial                                    DCA          Initial          DCA
Allocation %    Variable Investments(1)   Allocation %  Allocation %     Fixed
                                                              Investments(2,)(3)
Allocation %
(Required)           (Optional)             (Required)                (Optional)

______%  ING Lifestyle Growth Portfolio          _____%
______%  ING Lifestyle Moderate Growth Portfolio _____%  ______% 6 Month DCA
_____NA                                          %
______%  ING Lifestyle Moderate Portfolio        _____%  ______%  ___ Year Fixed
_____NA                                          %
______%  ING Liquid Assets(2)                    _____%  ______%  ___ Year Fixed
_____NA                                          %
______%  ING MarketPro                           _____%  ______%  ___ Year Fixed
_____NA                                            %

LIVING BENEFIT FIXED ALLOCATION FUND
If you have chosen to allocate according to Option 2 or 3 above, at least 20% of the account value not invested in Accepted Funds

______%  ING VP Intermediate Bond(1)     _____%  must be invested in the Living
                                                 Benefit Fixed Allocation Fund.
--------------------------------------------------------------------------------
  OTHER FUNDS
______%  Fidelity(R) VIP Contrafund(1)                  ______%
______%  Fidelity(R) VIP Equity-Income(1)               ______%
______%  ING AllianceBernstein Mid Cap Growth(1)        ______%
______%  ING American Funds Growth(1)                   ______%
______%  ING American Funds Growth-Income(1)            ______%
______%  ING American Funds International(1)            ______%
______%  ING Baron Small Cap Growth(1)                  ______%
______%  ING Capital Guardian U.S. Equities(1)          ______%
______%  ING Columbia Small Cap Value II(1)             ______%
______%  ING Davis Venture Value(1)                     ______%
______%  ING EquitiesPlus(1)                            ______%
______%  ING Evergreen Health Sciences(1)               ______%
______%  ING Evergreen Omega(1)                         ______%
______%  ING FMR (SM) Diversifi ed Mid Cap(1)           ______%
______%  ING FMR (SM) Earnings Growth(1)                ______%
______%  ING FMR(SM) Mid Cap Growth(1)                  ______%
______%  ING Franklin Income(1)                         ______%
______%  ING Global Real Estate(1)                      ______%
______%  ING Global Resources(1)                        ______%
______%  ING Global Technology(1)                       ______%
______%  ING Janus Contrarian(1)                        ______%
______%  ING JPMorgan Emerging Markets Equity(1)        ______%
______%  ING JPMorgan International(1)                  ______%
______%  ING JPMorgan Small Cap Equity(1)               ______%
______%  ING JPMorgan Value Opportunities(1)            ______%
______%  ING Julius Baer Foreign(1)                     ______%
______%  ING Legg Mason Aggressive Growth(1)            ______%
______%  ING Legg Mason All Cap(1)                      ______%
______%  ING Legg Mason Value(1)                        ______%
______%  ING Lifestyle AggressiveGrowth(1)              ______%
______%  ING Lord Abbett Affi liated(1)                 ______%
______%  ING Marsico Growth(1)                          ______%
______%  ING Marsico International Opportunities(1)     ______%
______%  ING Mercury Large Cap Growth(1)                ______%
______%  ING Mercury Large Cap Value(1)                 ______%
______%  ING MFS Total Return(1)                         ______%
______%  ING MFS Utilities(1)                            ______%
______%  ING Neuberger Berman Partners(1)                ______%
______%  ING Neuberger Berman Regency(1)                 ______%
______%  ING Oppenheimer Global(1)                       ______%
______%  ING Oppenheimer Main Street(1)                  ______%
______%  ING PIMCO Core Bond(1,2)                        ______%
______%  ING PIMCO High Yield(1)                         ______%
______%  ING Pioneer Fund(1)                             ______%
______%  ING Pioneer Mid Cap Value(1)                    ______%
______%  ING T. Rowe Price Capital Appreciation(1)       ______%
______%  ING T. Rowe Price Equity Income(1)              ______%
______%  ING Templeton Foreign Equity(1)                 ______%
______%  ING Templeton Global Growth(1)                  ______%
______%  ING Thornburg Value(1)                          ______%
______%  ING UBS U.S. Large Cap Equity(1)                ______%
______%  ING UBS U.S. Small Cap Growth(1)                ______%
______%  ING Van Kampen Comstock(1)                      ______%
______%  ING Van Kampen Equity Growth(1)                 ______%
______%  ING Van Kampen Global Franchise(1)              ______%
______%  ING Van Kampen Growth and Income(1)             ______%
______%  ING Van Kampen Real Estate(1)                   ______%
______%  ING VP Financial Services(1)                    ______%
______%  ING VP Index Plus International Equity(1)       ______%
______%  ING VP Index Plus LargeCap(1)                   ______%
______%  ING VP Index Plus MidCap(1)                     ______%
______%  ING VP Index Plus SmallCap(1)                   ______%
______%  ING VP SmallCap Opportunities(1)                ______%
______%  ING Wells Fargo Mid Cap Disciplined(1)          ______%
______%  ING Wells Fargo Small Cap Disciplined(1)        ______%
______%  Mutual Shares Securities(1)                     ______%
______%  ProFund VP Bull(1)                              ______%
______%  PROFUND VP RISING RATES OPPORTUNITY(1,2)        ______%
______%  ProFund VP Small-Cap(1)                         ______%
_______%(100)ALLOCATION TOTAL  (Initial and DCA (if elected) allocations must each total 100%.)
--------------------------------------------------------------------------------
1 The available share class is subject to distribution and/or service (12b-1)
  fees.
2 Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
3 The minimum DCA Allocation amount is $250.00.
--------------------------------------------------------------------------------
138187                          Page 6 of 9                       Order # 138311
09/12/2006

________________________________________________________________________________
10. OPTIONAL ACCOUNT REBALANCING PROGRAM (May not use with DCA.)

Automatic Allocation Rebalancing will occur on the last business day of the next scheduled rebalancing date. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Investments and cannot be elected if you participate in Dollar Cost Averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a Fixed Allocation Election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

Please rebalance my portfolio to the allocations on this application:
    Quarterly      Semi-Annually       Annually
________________________________________________________________________________
11. SPECIAL REMARKS











________________________________________________________________________________
12. STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

ARIZONA: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

CALIFORNIA REG. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

ARKANSAS, WASHINGTON D.C., HAWAII, LOUISIANA, MAINE, NEW MEXICO, OKLAHOMA, AND
TENNESSEE: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

WASHINGTON: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

138187                       Page 7 of 9                          Order # 138311
09/12/2006

________________________________________________________________________________
13. SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

IMPORTANT INFORMATION: TO HELP THE GOVERNMENT FIGHT THE FUNDING FOR TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON WHO OPENS AN ACCOUNT. WHAT THIS MEANS TO YOU: WHEN YOU APPLY FOR AN ANNUITY, WE WILL ASK FOR YOUR NAME, ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW US TO IDENTIFY YOU. WE MAY ALSO ASK TO SEE YOUR DRIVER'S LICENSE OR OTHER IDENTIFYING DOCUMENTS.

BY SIGNING BELOW, I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS. I AGREE THAT, TO THE BEST OF MY KNOWLEDGE AND BELIEF, ALL STATEMENTS AND ANSWERS IN THIS FORM ARE COMPLETE AND TRUE AND MAY BE RELIED UPON IN DETERMINING WHETHER TO ISSUE THE APPLIED FOR VARIABLE ANNUITY. ONLY THE OWNER AND ING USA ANNUITY AND LIFE INSURANCE COMPANY HAVE THE AUTHORITY TO MODIFY THIS FORM.

THE ANNUITY APPLIED FOR DOES NOT TAKE EFFECT UNTIL ING USA ANNUITY AND LIFE INSURANCE COMPANY RECEIVES THE PREMIUM PAYMENT. MAKE CHECKS PAYABLE ONLY TO ING USA ANNUITY AND LIFE INSURANCE COMPANY. DO NOT MAKE CHECKS PAYABLE TO THE AGENT, AN AGENCY OR OTHER COMPANY.

VARIABLE ANNUITIES AND THE UNDERLYING SERIES SHARES OR SECURITIES WHICH FUND THEM ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE ALSO SUBJECT TO MARKET FLUCTUATION, INVESTMENT RISK AND POSSIBLE LOSS OF PRINCIPAL INVESTED.

I UNDERSTAND THAT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT DIVISION, THE VARIABLE ANNUITY CASH SURRENDER VALUES MAY INCREASE OR DECREASE ON ANY DAY AND THAT NO MINIMUM VALUE IS GUARANTEED. THE VARIABLE ANNUITY APPLIED FOR IS IN ACCORD WITH MY ANTICIPATED FINANCIAL OBJECTIVES.

I UNDERSTAND THAT THE VALUE ALLOCATED TO ANY ACCOUNT SUBJECT TO A MARKET VALUE ADJUSTMENT MAY INCREASE OR DECREASE IF SURRENDERED OR WITHDRAWN PRIOR TO A SPECIFIED DATE(S) AS STATED IN THE CONTRACT.

I UNDERSTAND THAT IRAS AND OTHER QUALIFIED PLANS ALREADY PROVIDE TAX DEFERRAL LIKE THAT PROVIDED BY THE CONTRACT. FOR AN ADDITIONAL COST, THE CONTRACT PROVIDES ADDITIONAL FEATURES AND BENEFITS, INCLUDING DEATH BENEFITS AND THE ABILITY TO RECEIVE A LIFETIME INCOME. I SHOULD NOT PURCHASE A QUALIFIED CONTRACT UNLESS I WANT THESE BENEFITS, TAKING INTO ACCOUNT THEIR COST.

IN CERTAIN CIRCUMSTANCES, FIXED ALLOCATION FUND AUTOMATIC REBALANCING MAY RESULT IN A REALLOCATION INTO THE FIXED ALLOCATION FUND, EVEN IF YOU HAVE NOT PREVIOUSLY BEEN INVESTED IN IT. BY ELECTING TO PURCHASE A LIVING BENEFIT OPTION (IF CHOSEN), YOU ARE PROVIDING THE COMPANY WITH DIRECTION AND AUTHORIZATION TO PROCESS THESE TRANSACTIONS, INCLUDING REALLOCATIONS INTO THE FIXED ALLOCATION FUND. YOU SHOULD NOT PURCHASE A LIVING BENEFIT OPTION IF YOU DO NOT WISH TO HAVE YOUR CONTRACT VALUE REALLOCATED IN THIS MANNER.

I ALSO REPRESENT THAT THE SOCIAL SECURITY NUMBER OR TAX IDENTIFICATION NUMBER SHOWN ON THIS FORM IS CORRECT.

Owner Signature
                ----------------------------------------------------------------
Signed at (City, State)                                   Date
                        --------------------------------------------------------

Joint Owner Signature (if applicable)
                                      ------------------------------------------
Signed at (City, State)                                   Date
                        --------------------------------------------------------

Annuitant Signature (if other than owner)
                                          --------------------------------------
Signed at (City, State)                                   Date
                        --------------------------------------------------------



138187                          Page 8 of 9                       Order # 138311
09/12/2006

________________________________________________________________________________
14. AGENT INFORMATION

Does the applicant have existing individual life insurance policies or annuity contracts?

      Yes     No

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?

      Yes     No

If either or both of the questions in this section are answered "Yes", please complete and return with this form a copy of any state replacement form(s), as applicable.
________________________________________________________________________________
If your state has adopted the NAIC Model Replacement Regulation or other state specific replacement regulations, did you remember to do the following?

Provide any required replacement notice to the client and offer to read it aloud? (Note: If any of the questions in Replacement Section 8 or in this Section 14 are answered "Yes", you must provide a replacement notice.) Complete any required state specific paperwork?

By signing below you certify: 1) replacement questions were answered, 2) any sales material was shown to the applicant and a copy was left with the applicant, 3) you used only insurer-approved sales material, 4) you have not made statements that differ from the sales material, and 5) no promises were made about the future value of any contract elements that are not guaranteed (This includes any expected future index gains that may apply to this contract.)
________________________________________________________________________________
Compensation Alternative (Select one-please verify with your Broker/Dealer that the option you select is available.): A B C D E
________________________________________________________________________________

Check here if there are multiple agents on this contract.

Split: for Agent #1____________%, Agent #2_____________%, Agent #3_____________%

Please Note: Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

Agent #1

Print Name                                        Signature
           ---------------------------------------------------------------------


SSN                                               Agent Phone
    ----------------------------------------------------------------------------


FL License #                                     Broker Code
             -------------------------------------------------------------------

Broker/Dealer Branch
                     -----------------------------------------------------------


Agent #2

Print Name                                        Signature
           ---------------------------------------------------------------------

SSN                                               Agent Phone
    ----------------------------------------------------------------------------

FL License #                                      Broker Code
             -------------------------------------------------------------------

Broker/Dealer Branch
                     -----------------------------------------------------------


Agent #3

Print Name                                        Signature
           ---------------------------------------------------------------------

SSN                                               Agent Phone
    ----------------------------------------------------------------------------

FL License #                                      Broker Code
             -------------------------------------------------------------------

Broker/Dealer Branch
                     -----------------------------------------------------------

138187                            Page 9 of 9                    Order # 138311
09/12/2006

                                                                          138187
                                                                          138311
ING [Logo]                                                            09/12/2006